Exhibit 99.1

NEWS ANNOUNCEMENT

Carmike Cinemas to Acquire Three State-of-the-Art Theatres

Totaling 52 Screens from Cinemark

COLUMBUS, Georgia – July 18, 2013 – Carmike Cinemas, Inc. (NASDAQ: CKEC) today announced the signing of a definitive agreement to purchase three digital entertainment complexes in Louisville, KY (Stonybrook 20), Voorhees, NJ (Ritz Center 16) and Hickory Creek, TX (Hickory Creek 16) with an aggregate of 52 screens from Cinemark USA, Inc., a wholly-owned subsidiary of Cinemark Holdings, Inc. (NYSE: CNK). Terms of the agreement were not disclosed. The transaction is expected to close during the third quarter, subject to customary closing conditions.

Carmike Cinemas President and Chief Executive Officer David Passman stated, “Following up Carmike’s successful 251-screen Rave acquisition late last year with an additional purchase of three cutting-edge theatre locations from Cinemark is another important step for our organization as we move toward our 3,000 screen target. We continue to actively pursue attractive transactions as we expand our growing circuit.”

All of the auditoriums are state-of-the-art, featuring full digital projection and stadium seating. Approximately one-third of the screens are 3-D-capable and Carmike will be adding its eighth IMAX® large format screen, which is located at the Stonybrook 20 in Louisville. Combined with its 19 Big D large format digital experience screens, Carmike will operate 27 premium large-format screens. Carmike is also pleased to be adding 36 screens to its existing, long-term pre-show advertising arrangement with Screenvision. The remaining 16 screens are currently on the Screenvision network.

About Carmike Cinemas

Carmike Cinemas, Inc. is a U.S. leader in digital cinema and 3-D cinema deployments and one of the nation’s largest motion picture exhibitors. As of March 31, 2013, Carmike had 244 theatres with 2,464 screens in 35 states. Carmike’s digital cinema footprint reached 2,369 screens, including 232 theatres with 869 screens that are also equipped for 3-D. The circuit also includes 19 “BIG D” large format digital experience auditoriums, featuring state-of-the-art equipment and luxurious seating and 7 IMAX® auditoriums. As “America’s Hometown Theatre Chain,” Carmike’s primary focus for its locations is small to mid-sized communities.

Disclosure Regarding Forward-Looking Statements

This press release and other written or oral statements made by or on behalf of Carmike contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. Examples of forward-looking statements in this press release include our expectations regarding the closing of the transaction. Forward-looking statements are only predictions and are not guarantees of performance.

These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: our ability to achieve expected results from our strategic acquisitions, general economic conditions in our regional and national markets; our ability to comply with covenants contained in the agreements governing our indebtedness; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; the effect of our leverage on our financial condition; prices and availability of operating supplies; the impact of continued cost control procedures on operating results; the impact of asset impairments; the impact of terrorist attacks; changes in tax laws, regulations and rates; financial, legal, tax, regulatory, legislative or accounting changes or actions that may affect the overall performance of our business and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2012 under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contact:
Robert Rinderman or Jennifer Neuman	Richard B. Hare
JCIR – Investor Relations/Corporate Communications	Chief Financial Officer
212/835-8500 or ckec@jcir.com	706/576-3416

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